Exhibit 5.1

Telephone: 03-6944111 Fax: 03-6091116

Reuven Behar
Amir Chen
Avraham Well
Dr. Gil Orion
Israel Fischer
Ronald Lehmann
Eran Yaniv
Atir Jaffe
Tal Eyal-Boger
Yoram Bonen
Raz Tepper
Tamar Turjeman-Kedem
Anat Shavit
Michal Faktor
Meital Ben-Basat
Tsafrir Negbi
Miri Kimhi-Goldstein
Gilad Winkler
Talya Solomon
Orit Malka
Oded Revivo
Behir Sabban
Shay Teken
Ron Sitton
Shay Adulam
Israel Markovitz
Sagi Hammer
Dan Tzafrir
Boaz Noiman
Nitzan Sandor
Omri Shilo
Shelly Ivgi-Golbery
Liat Halperin
Amit Dat
Dror Matatyahu

Hila Zonder Messa
Merav Shivek
Liat Volanovsky-neuman
Shiry Trifon
Sharon Rosen
Efrat Sharon
Warren Wienburg
Michal Nissani
Ofer Priel
Sivan Omer
Michal Sela
Sagi Katz
Gali Friedhof
Moran Friedman
Hadar Sive
Ayana Neumann
Noya Kislev
Michal Tamar
Dar Lahav
Itay Maoz
Yoav Hovav
Sharon Klein-Manbar
Naama Gil
Shir Or
Royi Steinmetz
Orit Hirschbrand
Etti Dolev
Yasmin Rubin
Nirit Henig
Shai Zadik
Reut Arviv
Elad Shulman
Noa Barhum
Barak Glickman
Tal Wiesengrun

Ziv Schwartz
Yael Riemer
Ranit Waldman
Elad Offek
Meirav Bar-Zik
Ofira Alon
Hagit Horowitz
Gilad Tuffias
Izick Vatensteen
Vered Oren
Maayan Snir
Shira Gillat
Ori Avni
Yael Shimon-Many
Dikla Lavy-Fischer
Nohar Bresler
Moran Rabbia Perera
Roi Warhaftig
Shalom Hershkovitz
Asaf Gabay
Arik Kaufman
Tania Cohen
Gabriella Strihan
Eldad Meller
Vardit Zigelbaum
Oshrat Mor-Barak
Lital Joseph
Michal Shnapp
Gilad Idisis
Ori Shlomai
Keren Cohen
Tali Delouya
Reut Goldstein
Keren Alon
Meiran Sandelson

Zamir Ben Basat
Moran Rom
Doron Rentsler
Hagar Keren-Hackim
Nadav Oberman
Oz Cohen
Lior Bechar
Hila Gabay
Dana Lahav
Doron Kol
Hilla Sachs
Michal Brandel
Itiel Ben Haim
Esther Logvinsky
Jonathan Braverman
Carolyn Zeimer
Tsachi Hoftman
Oren Shalom
Hagar Nagler
Moshe Moyal
Naama Moshe
Keren Shvartzberg
Abigail Faust-Grossman
Amir Pintow
Omer Beer
Shani Wexler
Amir Varon
Karin Ayalon
Tali Michlin
Keren Shmueli
Natali Askira
Zvika Itzkovich
Roni Asheroff Nir
Shlomi Dahan
Chen Hershkovitz

Shai Avital
Jana Rabinovich
Lihi Kushnir
Mor Gorin
Natalie Schneider
Adi Flanter
Rona Carp
Oranit Sofer-Rubin
Nadav Zohar
Tslil Bainvol
Amit Bechler
Omer Shani
Yonatan Raskin
Shiran  Cohen
Romy Martin
Michael Lahmy
Inbal Borosh
Dana Goldstein
Shelly Groisman
Guy Engel
Zohar Haim

Shoni Albeck - Adviser
Isachar Fischer 1929-2013

April 13, 2015

Check-Cap Ltd.
Check-Cap Building
Abba Hushi Avenue
P.O. Box 1271
Isfiya, 30090
Mount Carmel, Israel

Re:	Check-Cap Ltd.

Ladies and Gentlemen:

We have acted as Israeli counsel to Check-Cap Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with its registration statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) covering up to 3,714,632 ordinary shares, par value NIS 0.20 per share, of the Company (collectively, the “Shares”), authorized for issuance under the Check-Cap, LLC 2006 Unit Option Plan, as amended (the “Plan”).

In rendering the opinion expressed herein, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the Plan; (ii) the Articles of Association of the Company, as currently in effect; and (iii) such other corporate records, resolutions, minutes, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary as a basis for this opinion.  We have also made inquiries of such officers and representatives as to factual matters as we have deemed relevant and necessary as a basis for this opinion.

3 Daniel Frisch Street Tel Aviv 64731 Israel	Tel: 972-3-694-4111 Fax: 972-3-609-1116	www.fbclawyers.com

        In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of such latter documents.  We have assumed the same to have been properly given and to be accurate.  We have also assumed the truth of all facts communicated to us by the Company and that all consents, minutes and protocols of meetings of the Company’s board of directors which have been provided to us are true and accurate and have been properly prepared in accordance with the Company’s Articles of Association (as amended) and all applicable laws.  In addition, we have assumed that the Company will receive the full consideration for the Shares (which may consist, in part or in full, of services performed for the Company).

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction.  This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

Based upon and subject to the foregoing and to the assumptions and qualifications set forth herein, we are of the opinion that the Shares have been duly authorized and reserved for issuance and, when issued and paid for in accordance with the terms of the Plan and the grants thereunder, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Very truly yours, /s/ Fischer Behar Chen Well Orion & Co. Fischer Behar Chen Well Orion & Co.